UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

Creek Road Miners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Homestead Road, Suite 50

Park City, UT 84098

(Address of Principal Executive Offices) (Zip Code)

(435) 900-1949

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐	Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2022, Richard G. Boyce resigned his position as a member of the board of directors of the Registrant (the “Company”). In his letter of resignation, Mr. Boyce stated, “Due to other pressing alternative business activities, I find I can no longer devote the time required to effectively carry out my responsibilities as a board member.” The Company wishes Mr. Boyce every success in his future business pursuits.

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creek Road Miners, Inc. a Delaware corporation

Dated: July 26, 2022	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer